Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 106 to the Registration Statement on Form N-1A of Variable Insurance Products Fund IV: VIP Financial Services Portfolio of our report dated February 13, 2015; VIP Telecommunications Portfolio, VIP Energy Portfolio, VIP Health Care Portfolio, VIP Technology Portfolio, VIP Utilities Portfolio and VIP Consumer Staples Portfolio, of our reports dated February 17, 2015; and VIP Consumer Discretionary Portfolio, VIP Industrials Portfolio, and VIP Materials Portfolio of our reports dated February 18, 2015 and VIP Real Estate Portfolio of our report dated February 20, 2015 relating to the financial statements and financial highlights included in the December 31, 2014 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts April 15, 2015